UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On April 17, 2013, Dairyland USA Corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC (“CW Mid-Atlantic”), Bel Canto Foods, LLC (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC (“CW West Coast”) and The Chefs’ Warehouse of Florida, LLC (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, the “Borrowers”), The Chefs’ Warehouse, Inc. (the “Company”), Chefs’ Warehouse Parent, LLC ( “CW Parent”), The Chefs’ Warehouse Midwest, LLC (“CW Midwest”), Michael’s Finer Meats Holdings, LLC (“Michael’s Holdings”) and Michael’s Finer Meats, LLC (“Michael’s”, and together with the Company, CW Parent, CW Midwest and Michael’s Holdings, the “Guarantors”), JP Morgan Chase Bank N.A. (the “Bank Agent” and the “Collateral Agent”) and the lenders from time to time party thereto (the “Lenders”) entered into an Amendment and Restatement Agreement to amend and restate the Borrowers’ existing Credit Agreement dated as of April 25, 2012 (the “Existing Credit Agreement”, and as so amended and restated, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement amends and restates the existing senior secured term loan facility (the “Term Loan Facility”) of $36,000,000 (the loans thereunder, the “Term Loans”) and the existing senior secured revolving loan facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”) of up to an aggregate amount of $140,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term Loans, the “Loans”), of which up to $5,000,000 is available for letters of credit and up to $3,000,000 is available for short-term borrowings on a swingline basis. Unutilized commitments under the Revolving Credit Facility portion of the Amended and Restated Credit Agreement are subject to a per annum fee of from 0.35% to 0.45%, based on the Leverage Ratio (as defined below). A fronting fee of 0.25% per annum is payable on the face amount of each letter of credit issued under the Credit Facilities.

The final maturity of the Credit Facilities is April 25, 2017. Subject to adjustment for prepayments, the Company is required to make quarterly principal payments on the Term Loans on June 30, September 30, December 31 and March 31 of each year, with each quarterly payment equal to $1,500,000, with the remaining balance due upon maturity.

Borrowings under the Credit Facilities will bear interest at the Company’s option of either (i) the alternate base rate (representing the greatest of (1) JPMorgan Chase Bank, N.A.’s prime rate, (2) the federal funds effective rate for overnight borrowings plus 1/2 of 1.00% and (3) the adjusted LIBO rate for one month plus 2.50%) plus in each case an applicable margin of from 1.75% to 2.25%, based on the Leverage Ratio (as defined below), or (ii) in the case of Eurodollar Borrowings (as defined in the Amended and Restated Credit Agreement), the adjusted LIBO rate plus an applicable margin of from 2.75% to 3.25%, based on the Leverage Ratio. The LIBO rate is the rate for eurodollar deposits for a period equal to one, three or six months (as selected by the applicable Borrower) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page on such screen), at approximately 11:00 a.m. London time, two business days prior to the commencement of the applicable interest period.

The Amended and Restated Credit Agreement includes customary negative covenants, in many cases subject to certain carve-outs and dollar limitations, that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions (with a carveout for Permitted Acquisitions (as defined in the Amended and Restated Credit Agreement)). The Amended and Restated Credit Agreement also includes financial covenants that require (i) the ratio of the Company’s consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) minus the unfinanced portion of capital expenditures to the Company’s consolidated Fixed Charges (as defined in the Amended and Restated Credit Agreement) on a trailing twelve month basis as of the end of each of the Company’s fiscal quarters not be less than (A) 1.15 to 1.00 for the period from the effective date of the Amended and Restated Credit Agreement through June 30, 2014 and (B) 1.25 to 1.00 for the period from September 30, 2014 and thereafter and (ii) the ratio of the Company’s consolidated Total Indebtedness (as defined in the Amended and Restated Credit Agreement) to the Company’s consolidated EBITDA (the “Leverage Ratio”) for the then-trailing twelve months be greater than (A) 4.00 to 1.00 for any fiscal quarter ending in the period from the effective date of the Amended and Restated Credit Agreement through December 31, 2013, (B) 3.75 to 1.00 for any fiscal quarter ending in the period from March 31, 2014 to December 31, 2014 and (C) 3.50 to 1.00 for any fiscal quarter ending March 31, 2015 and thereafter.

Under the terms of the Amended and Restated Credit Agreement, the Ratable Share (as defined in the Amended and Restated Credit Agreement) of (i) 50% of the net proceeds from the issuance by the Borrowers or Guarantors of equity interests must be used to repay borrowings under the Credit Facilities if the Leverage Ratio on the last day of the Company’s most recent fiscal quarter is equal to or greater than (A) if such last day occurs after the effective date of the Amended and Restated Credit Agreement but on or prior to December 31, 2014, 3.50 to 1.00 or (B) at all other times, 2.50 to 1.00, (ii) 100% of the net proceeds from (A) asset sales by the Borrowers or Guarantors, (B) insurance recoveries, (C) indebtedness other than indebtedness permitted under the Amended and

Restated Credit Agreement and (D) extraordinary receipts must be used to prepay borrowings under the Credit Facilities, subject, in the case of clauses (ii)(A)–(D), to a 270-day reinvestment period and (iii) 50% of excess cash flow must be used to repay borrowings under the Credit Facilities if the Leverage Ratio on the last day of the Company’s most recent fiscal quarter is equal to or greater than 2.50 to 1.00 (with a cap on such prepayment of $4,000,000 per fiscal year); and, in each of (i), (ii) and (iii) above, the Company must offer to repay the Notes (as defined below) pursuant to the terms of the Note Purchase and Guarantee Agreement (as defined below) with the remaining amounts.

The Amended and Restated Credit Agreement also contains customary representations and warranties that must be accurate in order for the Borrowers to borrow under the Revolving Credit Facility. In addition, the Amended and Restated Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, defaults under other material debt, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Credit Facilities to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Borrowers may be required to immediately repay all amounts outstanding under the Amended and Restated Credit Agreement. Lenders holding more than 50% of the loans and commitments under the Amended and Restated Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the Amended and Restated Credit Agreement upon the occurrence and during the continuation of an event of default; provided, that this election must be made by at least two lenders under the Amended and Restated Credit Agreement if there exists at least two lenders under the Amended and Restated Credit Agreement.

Note Purchase and Guarantee Agreement

On April 17, 2013, Dairyland, CW Mid-Atlantic, Bel Canto, CW West Coast and CW Florida (the “Issuers”), all of which are subsidiaries of the Company, issued $100,000,000 principal amount of 5.90% Guaranteed Senior Secured Notes due 2023 (the “Notes”). The Notes are guaranteed by the Guarantors. The net proceeds from the issuance of the Notes were used to repay outstanding borrowings under the Revolving Credit Facility.

The Notes, which rank pari passu with the Issuers’ and Guarantors’ obligations under the Credit Facilities, were issued to The Prudential Insurance Company of America and certain of its affiliates (collectively, the “Prudential Entities”) pursuant to a note purchase and guarantee agreement dated as of April 17, 2013 (the “Note Purchase and Guarantee Agreement”) among the Issuers, the Guarantors and the Prudential Entities.

The Notes must be repaid in two equal installments, the first $50,000,000 of which is due April 17, 2018 and the second $50,000,000 of which is due at maturity on April 17, 2023. Moreover, the Issuers may prepay the Notes in amounts not less than $1,000,000 at 100% of the principal amount of the Notes repaid plus the applicable Make-Whole Amount (as defined in the Note Purchase and Guarantee Agreement).

The Note Purchase and Guarantee Agreement contains affirmative and negative covenants (including, but not limited to, financial covenants and repayment requirements upon the occurrence of certain events) and events of default that are substantially consistent with the corresponding provisions in the Amended and Restated Credit Agreement described above.

The Notes were issued in a private offering exempt from registration under the Securities Act of 1933, as amended.

Amended and Restated Security Agreement

On April 17, 2013, in connection with entry into the Note Purchase and Guarantee Agreement and the Amended and Restated Credit Agreement, the Issuers, the Guarantors and the Collateral Agent amended and restated the existing Pledge and Security Agreement dated as of April 25, 2012 by entering into an Amended and Restated Pledge and Security Agreement dated as of April 17, 2013 (the “Amended and Restated Security Agreement”). Pursuant to the Amended and Restated Security Agreement, the Issuers and the Guarantors have pledged substantially all of their assets (including equity interests of each of the Company’s subsidiaries) as collateral to secure the Notes and borrowings under the Amended and Restated Credit Agreement. The collateral does not include, among other things, equity interests in and assets of Dairyland HP LLC or owned real property, unless such real property was purchased with borrowings under the Amended and Restated Credit Agreement and had a fair market value at the time of purchase of greater than $5,000,000.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above under the headings “Amended and Restated Credit Agreement” and “Note Purchase and Guarantee Agreement” is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ John D. Austin
Name:	John D. Austin
Title:	Chief Financial Officer

Date: April 18, 2013